UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT	06001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Bankruptcy Court Approval of Governance Agreement and Settlement of Delaware Chancery Court Litigation and Bankruptcy Court Proceedings with Nakash Energy

As previously reported in the Current Report of U.S. Energy Systems, Inc. (the “Company”) on Form 8-K dated February 12, 2008 (the “February 12 Form 8-K”), in order to settle ongoing litigation with its largest stockholder, Nakash Energy LLC (“Nakash Energy”), and to facilitate its restructuring in bankruptcy, the Company entered into a Governance Agreement (the “Governance Agreement”) with two of the Company’s subsidiaries, US Energy Overseas Investments LLC (“USE Overseas”) and GBGH, LLC (“GBGH”), Nakash Energy, the then-incumbent members of the Company’s Board of Directors, and certain nominees of the then-incumbent directors and certain nominees of Nakash Energy for election to the Board of Directors. The Company filed a motion with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) requesting approval of the Governance Agreement and related matters in the cases filed by the Company, USE Overseas and GBGH under chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”).

On February 25, 2008, the Bankruptcy Court issued an order (the “Bankruptcy Court Order”) granting the Company’s motion, with certain revisions, as set forth in the Bankruptcy Court Order, attached to this Current Report as Exhibit 20.8.

The Bankruptcy Court Order, among other things:

(1)	approves the Governance Agreement;

(2)	approves the reconstitution of the Company’s Board of Directors in accordance with the Governance Agreement (as summarized in the February 12 Form 8-K) and confirms that the composition of the Board of Directors shall remain as reconstituted until further order of the Bankruptcy Court or confirmation and substantial consummation of a plan of reorganization in the Chapter 11 Cases;

(3)	maintains the provisions for indemnification of directors and officers under the Company’s By laws and maintains the current directors’ and officers’ liability and indemnity insurance coverage until a new Board of Directors is elected at the annual meeting of stockholders following confirmation and substantial consummation of a plan of reorganization in the Chapter 11 Cases;

(4)	directs the settlement of outstanding disputes between Nakash Energy and the Company, to be implemented by:

(a)	Nakash Energy and the Company filing a stipulation to dismiss, without prejudice, the litigation brought by Nakash Energy against the Company in the Court of Chancery of the State of Delaware to compel, among other things, the Company to convene an annual meeting of stockholders,

(b)	Nakash Energy filing a petition with the Office of the United States Trustee to withdraw voluntarily its request for the appointment of an official committee of equity securityholders in the Chapter 11 Cases, and

(c)	the Company filing a motion to dismiss, without prejudice, the proceedings brought against Nakash Energy in the Bankruptcy Court to block further action being taken in the Delaware Chancery Court to interfere with the Company’s reorganization efforts,

(all as previously reported in the February 12 Form 8-K);

(5)	grants Nakash Energy an allowed administrative claim for payment of its reasonable fees and expenses in the amount of $150,705 for having made a substantial contribution to the Chapter 11 Cases in accordance with the U.S. Bankruptcy Code, to be paid on the terms and conditions set forth in the Bankruptcy Court Order; and

(6)	approves the release of Bernard J. Zahren and of former directors of the Company who have resigned since the commencement of the Chapter 11 Cases — Robert A. Schneider, Jacob Feinstein, Ronny Strauss, Richard J. Augustine, and Joseph P. Reynolds (the “Retiring Directors”) — from any and all claims arising from Mr. Zahren’s and the Retiring Directors’ service as directors of the Company through the date of the Bankruptcy Court Order, including without limitation claims that could have been asserted derivatively on behalf of the Company by third parties, provided, however, the release does not release claims against Mr. Zahren or the Retiring Directors for fraud, intentional misconduct or gross negligence, and provided, further, that the release does not apply to claims for breach of fiduciary duty or breach of the GBGH limited liability company agreement that could have been asserted against Mr. Zahren or the Retiring Directors but for the filing of the Chapter 11 Cases on behalf of GBGH or USE Overseas by the lenders and the administrative agent under the GBGH and USE Overseas credit agreements or by Marathon Capital Holdings (UK), LLC, which owns approximately 21 percent of the equity interest in GBGH.

As a further result of the Bankruptcy Court Order approving the Governance Agreement and the settlement of disputes, the Company and Nakash Energy have agreed under the terms of the Governance Agreement that the Company will convene an annual meeting of stockholders as soon as practicable following confirmation and substantial consummation of a plan of reorganization in the Chapter 11 Cases and the Company’s filing with the SEC of its Annual Report on Form 10-K for the year ended December 31, 2007.

A copy of the news release related to the events reported in this Current Report is attached as Exhibit 99.1.

Further Adjournment of Special Meeting of Stockholders

The Special Meeting of Stockholders of the Company, originally scheduled to take place on January 29, 2008 and adjourned by order of the Delaware Chancery Court until Tuesday, February 26, 2008, has been further adjourned until Tuesday, March 4, 2008.

As previously reported in the Company’s Current Reports on Form 8-K dated January 19, 2008, January 24, 2008, January 29, 2008, January 30, 2008, February 4, 2008, and February 11, 2008, Asher E. Fogel, former Chairman of the Board and Chief Executive Officer of the Company, filed suit in October 2007 in the Delaware Chancery Court against the Company and each of the Directors seeking to compel the Company to convene a Special Meeting of Stockholders. On January 15, 2008, the Delaware Chancery Court ordered the Company to convene the Special Meeting of Stockholders on January 29, 2008. The parties to the litigation proceedings in the Chancery Court requested an order adjourning the Special Meeting of Stockholders so that they can continue to pursue discussions to try to achieve a settlement. The Chancery Court approved the stipulation filed by the parties for a further adjournment of the Special Meeting of Stockholders until Tuesday, March 4, 2008. If settlement discussions continue, the Special Meeting of Stockholders could be adjourned to a later date if the parties agree. In the event a settlement is not reached, the Company reserves its right to pursue relief in the Bankruptcy Court against holding the Special Meeting in view of management’s determination that holding the Special Meeting would interfere with the Company’s reorganization efforts in light of the Company’s continuing restructuring and going concern risk as noted below.

Consequently, the Company has disseminated a Sixth Supplement to its original Notice of Special Meeting of Stockholders to inform stockholders of the new date for the Special Meeting.

The Company will continue to keep stockholders informed of further developments regarding the Special Meeting of Stockholders by press release and posting of additional information at its website, www.usenergysystems.com.

A copy of the Sixth Supplement to Notice of Special Meeting of Stockholders is attached to this Current Report as Exhibit 20.9.

Restructuring and Going Concern Risk

Notwithstanding the waivers, modifications and forbearance extended by the Company’s lenders as previously reported by the Company in its Current Reports on Form 8-K dated August 31, 2007, October 1, 2007, October 9, 2007, and January 9, 2008, the Company has a continuing requirement to effect a refinancing or other financial restructuring, which may require sales of assets or raising additional capital which could be significantly dilutive to the Company’s existing shareholders. In addition, the Company’s continuing non-compliance with certain of its non-monetary obligations under its UK financing arrangements has entitled the financing parties to declare a default and accelerate the indebtedness and foreclose on the collateral, and the Company has been subject to the risk of additional defaults under its financing arrangements. The Company and two of its subsidiaries have consequently instituted the Chapter 11 Cases to pursue strategic alternatives for reorganization under protection of the Bankruptcy Court.

U.S. Energy Biogas Corp. and its subsidiaries, and UK Energy Systems Limited and the Company’s other UK subsidiaries, are not part of the Chapter 11 Cases and are not subject to other bankruptcy or insolvency proceedings. The Company’s income-generating operating activities are in U.S. Energy Biogas Corp. and in the UK subsidiaries and are not adversely affected by the Chapter 11 Cases.

The Company can furnish no assurance that it will be able to restructure existing indebtedness, raise additional capital or otherwise obtain funding for future operations and capital expenditure requirements. The failure to effect a reorganization on a timely basis could result in the liquidation of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

20.8	Order of the United States Bankruptcy Court for the Southern District of New York (i) Authorizing U.S. Energy Systems, Inc. To Reconstitute its Board of Directors, and (ii) Approving a Proposed Settlement Under Bankruptcy Rule 9019, dated February 25, 2008, in Chapter 11 Case No. 08-10054 (RDD) (Jointly Administered).

20.9	Sixth Supplement to Notice of Special Meeting of Stockholders dated February 26, 2008.

99.1	News Release of U.S. Energy Systems, Inc. dated February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Richard Augustine
Richard Augustine
Vice President

Date: February 28, 2008